EXHIBIT 99.1

REPUBLIC RESOURCES ANNOUNCES
INABILITY TO FILE FORM 10-KSB

         Republic Resources, Inc. (RPRS-OTC) announced today that it was unable to timely file its Form 10-KSB with the U.S. Securities and Exchange Commission. Two directors, Mr. J. Patrick Collins and Dr. Clyde Frank resigned from the Board of Directors.

         David A. Melman, Chairman and CEO of Republic stated that “the Company has thus far met significant resistance to acceptance of its EnviroWall containment and remediation system. The slurry wall industry is the entrenched competition with many of its companies with far greater resources than Republic.” Melman further stated that the Company continues to seek additional capital and has begun to explore alternatives, including the sale of its EnviroWall, Inc. subsidiary.

         For further information, call David Melman at 970-245-5917.